Exhibit 99

Anadarko Announces Third-Quarter Results

Achieves Record Quarterly Sales Volumes and Raises Full-Year Sales-Volumes Guidance

HOUSTON--(BUSINESS WIRE)--November 2, 2009--Anadarko Petroleum Corporation (NYSE:APC) today announced third-quarter 2009 net income from continuing operations attributable to common stockholders totaled $200 million, or $0.40 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $251 million, or $0.51 per share (diluted) on an after-tax basis.(1) Cash flow from continuing operations in the third quarter of 2009 totaled slightly more than $1 billion, and discretionary cash flow totaled approximately $1.26 billion.(2)

THIRD-QUARTER 2009 HIGHLIGHTS

  Achieved record quarterly sales volumes (from retained properties), a 12-percent increase over third-quarter 2008
  Reduced lease operating expense (LOE) per barrel of oil equivalent (BOE) by 9 percent sequentially over the second-quarter 2009, and by 15 percent year-to-date over the comparable nine-month period in 2008
  Announced deepwater drilling successes in the Gulf of Mexico and West Africa
  Received Ghanaian government approval for the Jubilee field Phase I development plan

“The positive third-quarter results continue to demonstrate the value of Anadarko’s portfolio, with strong performance from both our producing assets and deepwater exploration program,” Anadarko Chairman and CEO Jim Hackett said. “Our exploration, drilling and operations teams continued to perform very well in achieving record sales volumes, lower costs, increased efficiencies and differentiating deepwater drilling success.”

Third-quarter 2009 sales volumes of natural gas, crude oil and natural gas liquids totaled 57 million BOE, or 616,000 BOE per day, comprised of natural gas sales volumes that averaged 2.144 billion cubic feet per day, oil sales volumes that averaged 205,000 barrels per day and natural gas liquids sales volumes that averaged 54,000 barrels per day.

“As a result of both improved operating performance and the absence of severe weather in the Gulf of Mexico, we expect our full-year sales volumes to be approximately 220 million BOE, up from our original midpoint of 210 million BOE at the beginning of the year, without increasing capital spending,” continued Hackett. “This equates to a forecasted growth rate of approximately 7 percent over our 2008 total sales volumes of 206 million BOE, while spending approximately 35 percent less capital on near-term projects.”

In July, Anadarko announced the Vito exploration well in the deepwater Gulf of Mexico encountered more than 250 net feet of oil pay in Miocene sands. This success was followed by the announcement of the Venus discovery offshore Sierra Leone in September. The results of the Venus well confirmed the existence of an active petroleum system in this frontier basin, thereby enhancing the prospectivity of the company’s approximately 8 million gross acres offshore West Africa.

Anadarko also continued to make significant progress on its mega projects in West Africa and in the Gulf of Mexico. Offshore Ghana, Anadarko and its partners successfully drilled the Mahogany-4 appraisal well. The well, which was located outside the existing Jubilee Unit boundary, encountered more than 140 net feet of oil pay and expanded the potential productive area of the Jubilee field to the south and east. Also in Ghana, the Jubilee project reached an important milestone during the third quarter, as the Ghanaian government formally approved the Jubilee field Phase I Plan of Development and Unitization Agreement. The partnership has drilled approximately 70 percent of the development wells in the field, awarded all contracts and completed about 70 percent of the construction work on the FPSO (floating production, storage and offloading vessel). Jubilee remains on schedule to achieve first production during the fourth quarter of 2010.

In the Gulf of Mexico during the third quarter, the company successfully drilled a development well near the Tonga West discovery as part of the Caesar/Tonga complex in the Green Canyon area. The well encountered more than 500 net feet of oil pay, and it will be tied back to Anadarko’s Constitution spar. The partnership is currently drilling another development well in the complex, a sidetrack to the original Caesar discovery, which will be the third of four expected subsea wells in the development. The project currently remains on schedule, with first production expected in early 2011.

CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call on Tuesday, Nov. 3, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss third-quarter results and the company’s outlook for the remainder of 2009. The dial-in number is 888.679.8037 in the United States or 617.213.4849 internationally. The confirmation number is 87335929. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on third-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2008, the company had approximately 2.3 billion barrels of oil equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to achieve its production targets, successfully manage its capital expenditures, and timely complete and commercially operate the projects and drilling prospects identified in this news release. See “Risk Factors” in the company’s 2008 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

		Quarter Ended September 30, 2009
		Before	After	Per Share
millions except per share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net		$(366)	(233)	(0.47)
Gains (losses) on divestitures, net		26	29	0.06
Reversal of accrual for DWRRA dispute*		735	469	0.95
Impairments		(5)	(3)	(0.01)
Change in uncertain tax positions (FIN48)		-	(11)	(0.02)
		$390	$251	$0.51

*Includes the reversal of the $78 million (before tax) liability for unpaid interest related to the Deepwater Royalty Relief Act (DWRRA) dispute.

		Quarter Ended September 30, 2008
		Before	After	Per Share
millions except per share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net		$2,368	$1,508	3.22
Impairments		(56)	(35)	(0.07)
Other adjustments		(119)	(74)	(0.15)
		$2,193	$1,399	$3.00

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.

	Quarter Ended		Year-to-Date
	September 30		September 30
millions	2009	2008	2009	2008
Cash Flow
Net cash provided by operating activities - continuing operations	$1,067	$3,555	$2,826	$6,059
Add back:
Change in accounts receivable	277	(988)	139	(340)
Change in accounts payable and accrued expenses	23	(1,371)	180	(548)
Change in other items - net	(108)	(64)	398	142
Discretionary Cash Flow from Continuing Operations*	$1,259	$1,132	$3,543	$5,313

*Discretionary cash flow from continuing operations for the quarter and nine months ended September 30, 2009 was increased by a current tax benefit of $21 million and $126 million, respectively. However, actual cash tax (refunds) payments for the quarter and nine months ended September 30, 2009 were $(50) million and $145 million, respectively. For the quarter and nine months ended September 30, 2008, discretionary cash flow from continuing operations was reduced by current tax expense of $1.1 billion and $1.7 billion, respectively. However, actual cash tax payments for the quarter and nine months ended September 30, 2008 were $337 million and $823 million, respectively.

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			September 30, 2009
			Quarter	Year
millions			Ended	to Date
Discretionary cash flow from continuing operations			$1,259	$3,543
Less: Capital expenditures			849	2,870
Free Cash Flow**			$410	$673

**Free cash flow for the quarter and nine months ended September 30, 2009 was increased by a current tax benefit of $21 million and $126 million, respectively. However, actual cash tax (refunds) payments for the quarter and nine months ended September 30, 2009 were $(50) million and $145 million, respectively.

	Quarter Ended		Quarter Ended
	September 30, 2009		September 30, 2008
	After	Per Share	After	Per Share
millions except per share amounts	Tax	(diluted)	Tax	(diluted)
Income (loss) from continuing operations attributable to common stockholders	$200	0.40	$2,164	4.58
Less: Certain items affecting comparability	251	0.51	1,399	3.00
Adjusted net income (loss) from continuing operations	$(51)	$(0.11)	$765	$1.58

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the company's outstanding debt obligations relative to its cash and cash equivalents on hand.
				September 30
millions				2009
Total debt				$12,780
Less: Cash and cash equivalents				3,586
Net Debt				$9,194

Anadarko Petroleum Corporation

	Quarter Ended		Year-to-Date
Summary Financial Information	September 30		September 30
millions except per share amounts	2009	2008	2009	2008
Revenues and Other
Gas sales	$446	$2,395	$1,779	$5,089
Oil and condensate sales	1,252	3,217	2,634	4,911
Natural gas liquids sales	166	244	365	703
Gathering, processing and marketing sales	169	353	531	940
Gains (losses) on divestitures and other, net	50	(60)	114	270
Reversal of accrual for DWRRA dispute	657	-	657	-
Total	2,740	6,149	6,080	11,913
Costs and Expenses
Oil and gas operating	219	274	720	778
Oil and gas transportation and other *	151	140	467	400
Exploration	224	373	813	880
Gathering, processing and marketing	151	265	469	679
General and administrative	223	216	658	619
Depreciation, depletion and amortization	909	844	2,648	2,438
Other taxes	213	424	543	1,306
Impairments	5	56	79	67
Total	2,095	2,592	6,397	7,167
Operating Income (Loss)	645	3,557	(317)	4,746
Other (Income) Expense
Interest expense	121	180	505	558
Other (income) expense, net	111	22	(339)	(4)
Total	232	202	166	554
Income (Loss) from Continuing Operations Before Income Taxes	413	3,355	(483)	4,192
Income Tax Expense (Benefit)	207	1,181	(142)	1,761
Income (Loss) from Continuing Operations	$206	$2,174	$(341)	$2,431
Income (Loss) from Discontinued Operations, net of taxes	-	1	-	58
Net Income (Loss)	$206	$2,175	$(341)	$2,489
Net Income Attributable to Noncontrolling Interests	6	10	23	15
Net Income (Loss) Attributable to Common Stockholders	$200	$2,165	$(364)	$2,474
Amounts Attributable to Common Stockholders
Income (loss) from continuing operations attributable to common stockholders	$200	$2,164	$(364)	$2,416
Income (loss) from discontinued operations, net of tax	-	1	-	58
Net income (loss) attributable to common stockholders	$200	$2,165	$(364)	$2,474
Per Common Share (amounts attributable to common stockholders):
Income (loss) from continuing operations attributable to common stockholders - basic	$0.40	$4.59	$(0.77)	$5.11
Income (loss) from continuing operations attributable to common stockholders - diluted	$0.40	$4.58	$(0.77)	$5.10
Income (loss) from discontinued operations, net of taxes - basic	$-	$-	$-	$0.12
Income (loss) from discontinued operations, net of taxes - diluted	$-	$-	$-	$0.12
Net income (loss) attributable to common stockholders - basic	$0.40	$4.59	$(0.77)	$5.23
Net income (loss) attributable to common stockholders - diluted	$0.40	$4.58	$(0.77)	$5.22
Average Number of Common Shares Outstanding - Basic	491	466	476	467
Average Number of Common Shares Outstanding - Diluted	493	467	476	468

Exploration Expense
Dry hole expense	$46	$143	$260	$232
Impairments of unproved properties	110	162	348	405
Geological and geophysical expense	7	30	58	122
Exploration overhead and other	61	38	147	121
Total	$224	$373	$813	$880

* For the three and nine months ended September 30, 2009, Oil and gas transportation and other expenses includes zero and $27 million, respectively, related to payments for early termination of certain drilling rig contracts.

Anadarko Petroleum Corporation

	Quarter Ended		Year-to-Date
Summary Financial Information	September 30		September 30
millions	2009	2008	2009	2008
Cash Flow from Operating Activities
Net income (loss)	$206	$2,175	$(341)	$2,489
Less income from discontinued operations, net of taxes	-	1	-	58
Depreciation, depletion and amortization	909	844	2,648	2,438
Deferred income taxes	234	57	(8)	94
Dry hole expense and impairments of unproved properties	156	305	608	637
Impairments	5	56	79	67
(Gains) losses on divestitures, net	(26)	(1)	(44)	(165)
Unrealized (gains) losses on derivatives	366	(2,368)	1,073	(277)
Reversal of accrual for DWRRA dispute	(657)	-	(657)	-
Other noncash items	66	65	185	88
Discretionary Cash Flow from Continuing Operations	1,259	1,132	3,543	5,313
(Increase) decrease in accounts receivable	(277)	988	(139)	340
Increase (decrease) in accounts payable and accrued expenses	(23)	1,371	(180)	548
Other items - net	108	64	(398)	(142)
Cash provided by (used in) operating activities - continuing operations	1,067	3,555	2,826	6,059
Cash provided by (used in) operating activities - discontinued operations	-	(4)	-	(4)
Net cash provided by (used in) operating activities***	$1,067	$3,551	$2,826	$6,055

*** For the three and nine months ended September 30, 2009, net cash provided by operating activities includes zero and $552 million, respectively, attributable to realized gains on interest rate swaps.

Capital Expenditures	$849	$1,181	$2,870	$3,469

			September 30,	December 31,
			2009	2008
Condensed Balance Sheet
Cash and cash equivalents			$3,586	$2,360
Other current assets			2,470	2,735
Net properties and equipment			36,703	37,047
Other assets			1,394	1,368
Goodwill and other intangible assets			5,323	5,413
Total Assets			$49,476	$48,923
Current debt			$-	$1,472
Other current liabilities			2,882	4,064
Long-term debt			11,141	9,128
Midstream subsidiary note to a related party			1,639	1,739
Other long-term liabilities			13,629	13,364
Stockholders' equity			19,820	18,795
Noncontrolling Interests			365	361
Total Liabilities and Stockholders' Equity			$49,476	$48,923
Capitalization
Total debt			$12,780	$12,339
Stockholders' equity			19,820	18,795
Total			$32,600	$31,134
Capitalization Ratios
Total debt			39%	40%
Stockholders' equity			61%	60%

Anadarko Petroleum Corporation

	Quarter Ended		Year-to-Date
Sales Volumes and Prices	September 30		September 30
	2009	2008	2009	2008
Natural Gas
United States
Volumes, billion cubic feet	197	183	618	548
Average daily volumes, million cubic feet per day	2,144	1,994	2,264	2,000
Price per thousand cubic feet excluding derivatives	$3.02	$8.36	$3.37	$8.55
Realized gain (loss) on derivatives	$0.54	$0.13	$0.54	$(0.15)
Unrealized gain (loss) on derivatives	$(1.30)	$4.57	$(1.03)	$0.89
Total gains (losses) on derivatives	$(0.76)	$4.70	$(0.49)	$0.74
Total price per thousand cubic feet	$2.26	$13.06	$2.88	$9.29

Crude Oil and Condensate
United States
Volumes, million barrels	13	9	32	32
Average daily volumes, thousand barrels per day	136	103	117	117
Price per barrel excluding derivatives	$63.79	$114.26	$53.77	$107.89
Realized gain (loss) on derivatives	$-	$(15.27)	$1.00	$(11.35)
Unrealized gain (loss) on derivatives	$2.24	$106.14	$(3.82)	$(2.90)
Total gains (losses) on derivatives	$2.24	$90.87	$(2.82)	$(14.25)
Price per barrel	$66.03	$205.13	$50.95	$93.64
Algeria
Volumes, million barrels	5	6	15	16
Average daily volumes, thousand barrels per day	57	64	55	57
Price per barrel excluding derivatives	$66.95	$116.55	$56.56	$114.51
Realized gain (loss) on derivatives	$-	$(8.39)	$0.48	$(8.20)
Unrealized gain (loss) on derivatives	$0.46	$85.29	$(4.02)	$(9.92)
Total gains (losses) on derivatives	$0.46	$76.90	$(3.54)	$(18.12)
Price per barrel	$67.41	$193.45	$53.02	$96.39
Other International
Volumes, million barrels	1	1	4	4
Average daily volumes, thousand barrels per day	12	15	15	16
Price per barrel	$65.40	$105.28	$52.24	$98.73
Total
Volumes, million barrels	19	16	51	52
Average daily volumes, thousand barrels per day	205	182	187	190
Price per barrel excluding derivatives	$64.75	$114.34	$54.48	$109.10
Realized gain (loss) on derivatives	$-	$(11.60)	$0.77	$(9.42)
Unrealized gain (loss) on derivatives	$1.62	$90.11	$(3.58)	$(4.77)
Total gains (losses) on derivatives	$1.62	$78.51	$(2.81)	$(14.19)
Total price per barrel	$66.37	$192.85	$51.67	$94.91

Natural Gas Liquids
United States
Volumes, million barrels	5	4	13	11
Average daily volumes, thousand barrels per day	54	38	47	39
Total price per barrel	$33.41	$69.30	$28.58	$65.17
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	57	51	167	154
Average daily volumes, thousand BOE per day	616	552	611	562

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of November 2, 2009

	4th Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	53	-	54	220	-	221

Crude Oil (MBbl/d):	185	-	195	184	-	188

United States	130	-	135	120	-	121
Algeria	40	-	45	50	-	52
Other International	14	-	15	14	-	15

Natural Gas (MMcf/d):

United States	2,100	-	2,150	2,225	-	2,235

Natural Gas Liquids (MBbl/d):

United States	40	-	45	45	-	46

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(3.00)	-	(5.00)	(3.00)	-	(3.50)

United States	(4.00)	-	(6.00)	(4.25)	-	(4.75)
Algeria	1.00	-	(1.00)	-	-	(0.50)
Other International	(6.00)	-	(11.00)	(5.00)	-	(6.50)

Natural Gas ($/Mcf):

United States	(0.10)	-	(0.50)	(0.45)	-	(0.55)

Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of November 2, 2009

	4th Qtr			Total Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	20	-	30	85	-	95
Minerals and Other	15	-	25	790	-	800

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	4.50	-	4.90	4.40	-	4.50
Oil & Gas Transportation/Other	2.60	-	2.80	2.75	-	2.80
Depreciation, Depletion and Amortization	15.75	-	16.75	15.80	-	16.10
Production Taxes (% of Revenue)	9.0%	-	11.0%	9.0%	-	11.0%

	$ MM			$ MM

General and Administrative	240	-	250	900	-	910
Exploration Expense
Non-Cash	220	-	250	830	-	860
Cash	100	-	115	300	-	315
Interest Expense (net)	195	-	210	710	-	725
Other (Income) Expense	-	-	20	(320)	-	(340)

Tax Rate
Algerian Tax Rate - 100% Current	60%	-	65%	60%	-	65%
Rest of Company Tax Rate	30%	-	40%	35%	-	40%
Rest of Company - % of Taxes Current	-40%	-	-80%	70%	-	60%
Rest of Company - % of Taxes Deferred	140%	-	180%	30%	-	40%

Avg. Shares Outstanding (MM)

Basic	491	-	493	480	-	482
Diluted	493	-	495	481	-	483

	$ MM			$ MM
Capital Investment:

Capital Projects	1,060	-	1,540	3,900	-	4,400

	Anadarko Petroleum Corporation
	Commodity Derivative Positions (Excluding Natural Gas Basis)
	As of November 2, 2009

		Weighted Average Price per MMBtu
	Volume (thousand MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2009	530	$5.45	$7.50	$11.25
2010	1,630	$4.22	$5.59	$8.23
2011	480	$5.00	$6.50	$8.23
2012	500	$5.00	$6.50	9.03

Fixed Price
2010	90	$6.10
2011	90	$6.17

		Weighted Average Price per Barrel
	Volume (thousand MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2009	48	$37.51	$52.51	$87.04
2010	129	$49.34	$64.34	$90.73
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50

Interest Rate Derivatives
As of November 2, 2009

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

Anadarko Petroleum Corporation Natural Gas Basis Hedge Positions As of November 2, 2009

	Volume (thousand MMBtu/d)	Price per MMBtu

Basis Swaps
2009
Gulf Coast	315	$(0.15)
Mid Continent	330	$(0.85)
Rocky Mountains	555	$(1.25)
	1,200	$(0.85)

2010
Mid Continent	125	$(0.83)
Rocky Mountains	360	$(1.23)
	485	$(1.13)

2011	15	$(0.76)
Mid Continent	30	$(2.22)
Rocky Mountains	45	$(1.74)

Rockies Export Firm Transportation As of November 2, 2009 (Only shown through 2011)

Daily Volume (MMBtus)
by Pricing Point
Delivery/Pricing Point
2009
Mid Continent	491
West Coast	88
San Juan	15
594

2010
Mid Continent	491
West Coast	88
San Juan	15
594

2011
Mid Continent	491
West Coast*	294
Mid West**	250
San Juan	15
1,050

*New agreement with Ruby estimated to begin in March 2011.
**New agreement with Bison estimated to begin in November 2010.

CONTACT:
Anadarko Petroleum Corporation
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Matt Carmichael, matt.carmichael@anadarko.com, 832.636.2845
INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Chris Campbell, CFA, chris.campbell@anadarko.com, 832.636.8434
Dean Hennings, dean.hennings@anadarko.com, 832.636.2462